Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-261406 on Form F-3 of our reports dated March 21, 2025, relating to the financial statements of Studio City International Holdings Limited and the effectiveness of Studio City International Holdings Limited’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Singapore

March 21, 2025